As filed with the Securities and Exchange Commission on January 4, 2018

Registration No. 333- 222234

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PAVMED INC.

(Exact name of registrant as specified in its constitutional documents)

Delaware	3841	47-1214177
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

One Grand Central Place

60 E.42 ND Street

Suite 4600

New York, New York 10165

(212) 949-4319

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lishan Aklog, M.D.

Chairman and Chief Executive Officer

PAVmed Inc.

One Grand Central Place

60 E.42 ND Street

Suite 4600

New York, New York 10165

(212) 949-4319

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark J. Wishner, Esq.

Christopher A. Bugel, Esq.

Greenberg Traurig, LLP

1750 Tysons Boulevard

Suite 1000

McLean, Virginia 22102

(703) 749-1300

(703) 749-1301 - Facsimile

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of  “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]	Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Title of each Class of Security being registered	Amount being Registered	Proposed Maximum Offering Price Per Security		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock Underlying Series A-1 Convertible Preferred Stock (for resale)(3)	1,210,808	$2.53		$3,063,344	(1)	$381.39	(2)
Series X-1 Redeemable Warrants (for resale)(3)	1,119,348	$0.50		$559,674		–	(4)
Series W Warrants (for resale)(3)	1,399,185	$1.12		$1,567,087		–	(4)
Common Stock Underlying Series A-1 Warrants, Series X-1 Redeemable Warrants and Series W Warrants (for resale)(3)(5)	1,399,185	$2.53		$3,539,938	(1)	$440.72	(2)
Common Stock Underlying Series X-1 Redeemable Warrants and Series W Warrants (for issuance)(3)(6)	1,399,185	$6.50	(7)	$9,094,703		$1,132.29
Total				$17,824,746		$1,954.40

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Calculated pursuant to Rule 457(c) under the Securities Act based on an estimate of the proposed maximum aggregate offering price.

(3)	In the event of a stock split, reverse stock split, stock dividend or similar transaction involving our Common Stock, the number of shares registered shall automatically be adjusted to cover the additional shares of Common Stock issuable pursuant to Rule 416 under the Securities Act.

(4)	No separate fee due in accordance with Rule 457(i) and Compliance and Disclosure Interpretations, Securities Act Rules, Question 240.06. See footnote 7.

(5)	For registration of the resale of Common Stock issuable upon exercise of the Series A-1 Warrants, the Series X-1 Redeemable Warrants and/or the Series W Warrants (solely to the extent the Series X-1 Redeemable Warrants or the Series W Warrants are exercised prior to being publicly transferred).

(6)	For registration of the initial issuance by the Company of Common Stock issuable upon exercise of the Series X-1 Redeemable Warrants and/or the Series W Warrants solely to the extent such warrants are publicly transferred prior to the exercise thereof. The shares of Common Stock underlying the Series A-1 Warrants are not being registered for initial issuance by this prospectus.

(7)

In accordance with Rule 457(i) and Compliance and Disclosure Interpretations, Securities Act Rules, Question 240.06, the proposed maximum offering price of the shares of Common Stock underlying the Series X-1 Redeemable Warrants or the Series W Warrants is the sum of the maximum offering price of such warrants and the exercise price of such warrants. In connection with (i) the Series X-1 Redeemable Warrants, the maximum offering price is $0.50 per share and the exercise price is $6.00 per share, for a total proposed maximum offering price per share of $6.50 and (ii) the Series W Warrants, the maximum offering price is $1.12 per share and the exercise price is $5.00 per share, for a total maximum offering price per share of $6.12. For purposes of the calculation of the registration fee, we have used the higher proposed maximum offering price of $6.50 and applied it to the greater number of shares of Common Stock issuable upon exercise of the Series W Warrants.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 4, 2018

PROSPECTUS

PAVmed Inc.

2,609,993 Shares of Common Stock (for Resale)

1,119,348 Series X-1 Redeemable Warrants (for Resale)

1,399,185 Series W Warrants (for Resale)

1,399,185 Shares of Common Stock (for Issuance)

This prospectus relates to the resale by the selling securityholders of PAVmed Inc., a Delaware corporation (the “Company”) named herein (the “Selling Securityholders”) of up to 2,609,993 shares of common stock, par value $0.001 per share (“Common Stock”) and up to 1,119,348 Series X-1 Redeemable Warrants and 1,399,185 warrants of the same class we issued in our initial public offering which we hereafter refer to as Series W Warrants. To the extent the Selling Securityholders publicly transfer the Series X-1 Redeemable Warrants or Series W Warrants, this prospectus also covers the initial issuance by the Company to any such transferees of an aggregate of up to 1,399,185 shares of Common Stock upon any subsequent exercise of the Series X-1 Redeemable Warrants or the Series W Warrants.

The shares offered for resale by this prospectus include:

●	Up to 1,210,808 shares of Common Stock underlying the Series A-1 Convertible Preferred Stock (the “Series A-1 Preferred”) held by the Selling Securityholders. Of these 1,210,808 shares:

o	807,204 of the shares are allocable to (i) the conversion of all outstanding shares of Series A-1 Preferred issued pursuant to the Offering (as defined below), (ii) the conversion of all outstanding shares of Series A-1 Preferred issued pursuant to the Exchange (as defined below) and (iii) the shares issuable upon conversion of shares of Series A-1 Preferred issued as payment-in-kind dividends on the Series A-1 Preferred during the next ten years (the “Series A-1 Dividends”); and

o	403,604 of the shares are being registered to comply with the terms of the Registration Rights Agreement (as defined below) which require the Company to register 150% of (i) the number of shares of Common Stock issuable upon the conversion of all shares of outstanding shares of Series A-1 Preferred (issued pursuant to the Offering and the Exchange) and (ii) the number of shares issuable upon conversion of the shares of Series A-1 Preferred issued as Series A-1 Dividends.

●	Up to 1,399,185 shares of Common Stock underlying the Series A-1 Warrants (as defined below) and the Series X-1 Redeemable Warrants or Series W Warrants held by the Selling Securityholders. The Selling Securityholders may elect to exchange each outstanding Series A-1 Warrant for (i) four Series X-1 Redeemable Warrants or (ii) five Series W Warrants.

o	With respect to the exchange of each Series A-1 Warrant for four Series X-1 Redeemable Warrants, up to 1,119,348 shares of Common Stock underlying the Series A-1 Warrants and Series X-1 Redeemable Warrants held by the Selling Securityholders will be offered for resale by this prospectus. This represents the number of shares of Common Stock issuable upon the assumed exchange of each outstanding Series A-1 Warrant for four Series X-1 Redeemable Warrants and the subsequent exercise of all outstanding Series A-1 Warrants not exchanged and all Series X-1 Redeemable Warrants held by the Selling Securityholders.

o	With respect to the exchange of each Series A-1 Warrant for five Series W Warrants, up to 1,399,185 shares of Common Stock underlying the Series A-1 Warrants and Series W Warrants held by the Selling Securityholders will be offered for resale by this prospectus. This represents the number of shares of Common Stock issuable upon the assumed exchange of each outstanding Series A-1 Warrant for five Series W Warrants and the subsequent exercise of all outstanding Series A-1 Warrants not exchanged and all Series W Warrants held by the Selling Securityholders.

The Series X-1 Redeemable Warrants offered for resale by this prospectus include:

●	Up to 1,119,348 Series X-1 Redeemable Warrants. This represents the number of Series X-1 Redeemable Warrants issuable upon the assumed exchange of each outstanding Series A-1 Warrant for four Series X-1 Redeemable Warrants.

The Series W Warrants offered for resale by this prospectus include:

●	Up to 1,399,185 Series W Warrants. This represents the number of Series W Warrants issuable upon the assumed exchange of each outstanding Series A-1 Warrant for five Series W Warrants.

The shares offered for initial issuance by this prospectus include:

●	Up to 1,399,185 shares of Common Stock issuable upon either (i) the exercise of the Series X-1 Redeemable Warrants in which case, 1,119,348 shares of Common Stock would be issuable upon the assumed exchange of each outstanding Series A-1 Warrant for four Series X-1 Redeemable Warrants and the subsequent exercise of the Series X-1 Redeemable Warrants or (ii) the exercise of the Series W Warrants, in which case, 1,399,185 shares of Common Stock would be issuable upon the assumed exchange of each outstanding Series A-1 Warrant for five Series W Warrants and the subsequent exercise of the Series W Warrants. In both cases (i) all shares are being offered for initial issuance by the Company solely to the extent the Selling Securityholders publicly transfer either the Series X-1 Redeemable Warrants or the Series W Warrants (as applicable) prior to their exercise and (ii) the shares of Common Stock underlying the Series A-1 Warrants are not being offered for initial issuance by this prospectus.

The Series A-1 Preferred and Series A-1 Warrants (the “Series A-1 Warrants”) were (i) initially issued and sold in a private placement offering, with closings on August 4, 2017 (the “Offering”). The Series A-1 Preferred and Series A-1 Warrants issued in the Offering were sold as a unit (“Private Placement Unit”) consisting of one share of Series A-1 Preferred and one Series A-1 Warrant at a purchase price of $4.00 per Private Placement Unit. Each Series A-1 Warrant was initially exchangeable for four Series X Redeemable Warrants. The Series X Redeemable Warrants sold in the Offering were thereafter amended to remove the penalties or compensation payable by the Company in connection with the late delivery of shares upon the exercise of such warrants, were reclassified as Series X-1 Redeemable Warrants, and were additionally amended, to further allow an exchange of each Series A-1 Warrant for five Series W Warrants. On November 17, 2017, we completed a private exchange offer (the “Exchange”) in which we issued 232,259 shares of the Company’s Series A-1 Preferred and 154,837 Series A-1 Warrants in exchange for 154,837 shares of Series A Preferred and 154,837 Series A Warrants.. We have described the material terms of the Series A-1 Warrants, Series X-1 Redeemable Warrants (each of which are subject to redemption) and the Series W Warrants elsewhere in this prospectus. See the disclosures under the heading “Description of Securities” in this prospectus for more information.

The Selling Securityholders may sell the Series X-1 Redeemable Warrants, the Series W Warrants or the shares of Common Stock to be registered hereby from time to time, as to the Series X-1 Redeemable Warrants, on any national quotation service on which the securities may be quoted at the time of sale or, as to the Series W Warrants and shares of Common Stock, on the Nasdaq Capital Market, in one or more transactions otherwise than on these exchanges or services, such as privately negotiated transactions, or using a combination of these methods. The shares of Common Stock, the Series W Warrants and, after the quotation of the Series X-1 Redeemable Warrants on the OTC Bulletin Board, the OTCQX or the OTCQB, the Series X-1 Redeemable Warrants, may be offered by the Selling Securityholders at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. Prior to the quotation of the Series X-1 Redeemable Warrants on the OTC Bulletin Board, the OTCQX or the OTCQB, such warrants may be offered by the Selling Securityholders at a price between $2.00 and $3.00 per warrant. See the disclosures under the heading “Plan of Distribution” in this prospectus for more information.

We will not receive any proceeds from the resale of Common Stock, the Series X-1 Redeemable Warrants or the Series W Warrants by the Selling Securityholders. We will, however, receive up to (i) a maximum of $6,716,088 from the Selling Securityholders assuming the Selling Securityholders exchange all of their Series A-1 Warrants for Series X-1 Redeemable Warrants and all such Series X-1 Redeemable Warrants are exercised on a cash basis or (ii) a maximum of $6,995,925 from the Selling Securityholders assuming the Selling Securityholders exchange all of their Series A-1 Warrants for Series W Warrants and all such Series W Warrants are exercised on a cash basis.

Our Common Stock and Series W Warrants are traded on the Nasdaq Capital Market under the symbols “PAVM” and “PAVMW,” respectively. On December 18, 2017, the closing price of our Common Stock was $2.34 per share and the closing price of the Series W Warrant was $0.45.

We offered and sold the securities issued in the Offering and the Exchange pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), afforded by Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder.

Investing in our securities involves risks. See “Risk Factors” beginning on page 10 to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission (the “SEC”) nor any state or foreign securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _________, 2018 .

3

PAVMED INC.

4

ABOUT THIS PROSPECTUS

Unless the context requires otherwise, in this prospectus, we use the terms “our company,” “the company,” “we,” “us,” “our,” and similar references to refer to PAVmed Inc. and its subsidiaries.

We and the Selling Securityholders have not authorized anyone to provide any information other than that contained in this prospectus or in any prospectus supplement prepared by us or on our behalf or to which we may have referred you. We do not take any responsibility for, and cannot provide any assurance as to the reliability of, any other information that others may give you. We have not authorized any other person to provide you with different or additional information, and none of us are making an offer to sell the securities in any jurisdiction where the offer or sale thereof is not permitted. This offering is being made solely on the basis of the information contained in this prospectus. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of the prospectus or of any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since the date on the front cover of this prospectus.

We have proprietary rights to trademarks used in this prospectus, including PAVmed, PortIO, Caldus, CarpX, NextCath, NextFlo and “Innovating at the Speed of Life.” Solely for our convenience, trademarks and trade names referred to in this prospectus may appear without the “®” or “™” symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Each trademark, trade name, or service mark of any other company appearing in this prospectus is the property of its respective holder.

PROSPECTUS SUMMARY

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC. From time to time, we may file one or more prospectus supplements to add, update or change information included in this prospectus. You should read both this prospectus and any applicable prospectus supplements, together with additional information described below under the caption “Where You Can Find Additional Information.” You should also carefully consider, among other things, the matters discussed in the section entitled “Risk Factors.”

Overview

We are a highly-differentiated multi-product medical device company organized to conceive, develop and commercialize a diversified pipeline of innovative products we believe address unmet clinical needs and possess attractive market opportunities. Our goal is to enhance and accelerate value creation by employing a business model focused on capital and time efficiency. We intend to continuously explore promising ideas and opportunities that fulfill our project selection criteria without limiting ourselves to any target specialty or condition. Our current pipeline includes the following six lead projects, all of which are the subject of filed patent applications. One of these projects, NextFlo, also has two issued patents and one, DisappEAR is based on a family of patents and patent applications licensed from a group of academic centers. These projects are all in the development phase and have not yet received regulatory approval.

●	PortIO: A novel long-term implantable intraosseous vascular access device with no indwelling intravascular component.

●	CarpX: Completely percutaneous device to treat carpal tunnel syndrome.

●	NextCath: Self-anchoring catheters which do not require suturing, traditional anchoring techniques or costly add-on catheter securement devices.

●	DisappEAR: Antibiotic-eluting resorbable ear tubes, developed from a proprietary aqueous silk technology.

●	NextFlo: Highly accurate disposable infusion pumps using stored potential energy and variable flow resistors.

●	Caldus: Completely disposable tissue ablation devices which can also be used for renal denervation to treat hypertension.

5

On December 17, 2016, we filed a 510(k) premarket notification submission with the FDA for our first product, the PortIO Intraosseous Infusion System relying upon substantial equivalence to a previously approved predicate device with an indication for use for up to 24 hours. The Company has been engaged with the FDA on the issue of substantial equivalence, including an in-person meeting in July 2017, and had submitted a response based on the FDA’s feedback which included narrower indications and inclusion of a needle in the kit. Despite these modifications, the FDA determined that PortIO is not substantially equivalent to the proposed predicate and encouraged the Company to instead pursue classification under section 513(f)(2) of the Federal Food, Drug, and Cosmetic Act, also referred to as de novo classification. The Company has decided to follow the FDA’s encouragement and pursue a de novo classification for PortIO under a broader indication, for up to seven days. In this regard, the Company filed its de novo pre-submission package with the FDA for PortIO on October 30, 2017.

On November 27, 2017, we filed a 510(k) premarket notification submission with the U.S. Food and Drug Administration (FDA) for our CarpX™ minimally invasive device designed to treat carpal tunnel syndrome.

In addition to our six lead projects, we have developed a conceptual framework for additional projects. As is the case with our lead projects, these early development projects cover a wide range of clinical conditions and procedures, including sleep apnea, extracorporeal membrane oxygenation (ECMO), laparoscopic hernia repair, cardiac surgery, interventional cardiology and endotracheal intubation.

We have proprietary rights to trademarks used herein, including PAVmedTM, PortIOTM, CaldusTM, CarpXTM, NextCathTM, NextFloTM and “Innovating at the Speed of LifeTM.” Solely for our convenience, trademarks and trade names referred to herein may appear without the “®” or “™” symbols, but such references are not intended to indicate, in any way, we will not assert, to the fullest extent possible under applicable law, our rights or the rights to these trademarks and trade names.

Corporate History and Organizational Structure

We were incorporated on June 26, 2014 in the State of Delaware under the name PAXmed Inc. In April 2015, we changed our name to PAVmed Inc. In January 2016, the registration statement on Form S-1 (File No. 333-203569) for our initial public offering, or our “IPO,” was declared effective by the SEC. On April 28, 2016, we consummated our initial public offering of 1,060,000 units, each unit consisting of one share of Common Stock and one Series W Warrant. The units were sold at an offering price of $5.00 per unit, generating gross proceeds of $5.3 million, and net cash proceeds of $4.2 million, after deducting cash selling agent discounts and commissions and offering expenses. Each Series W Warrant entitles the holder to purchase one share of Common Stock at $5.00 per share until January 29, 2022, or earlier upon redemption. Upon consummation of the IPO, our warrants originally issued prior to our IPO automatically became Series W Warrants.

Office Location

Our business address is One Grand Central Place, 60 E. 42nd Street Suite 4600, New York, New York 10165, and our telephone number is (212) 949-4319. Our corporate website is www.pavmed.com. The information contained on or that can be assessed through our website is not incorporated by reference into this prospectus and you should not consider information on our website to be part of this prospectus or in deciding whether to purchase our securities.

Risks Affecting Our Company

In evaluating an investment in our securities, you should carefully read this prospectus and especially consider the factors discussed in the section titled “Risk Factors” commencing on page 10.

Background of this Prospectus

On August 4, 2017 (the “Closing Date”), the Company entered into a Securities Purchase Agreement (as amended, the “Purchase Agreement”) in connection with the Offering. At closings which took place on August 4, 2017 with six accredited investors (the “Investors”), 125,000 Private Placement Units were sold at a purchase price of $4.00 per Private Placement Unit. Each Private Placement Unit consisted of (i) one share of Series A-1 Preferred, that is convertible into one share of the Company’s Common Stock and (ii) one Series A-1 Warrant exercisable for one share of Common Stock. Each Series A-1 Warrant was initially exchangeable for four Series X Redeemable Warrants. We amended the Purchase Agreement to (A) substitute Series X-1 Redeemable Warrants for the Series X Redeemable Warrants and (B) provide that each Series A-1 Warrant would be exchangeable for either (i) four Series X-1 Redeemable Warrants or (ii) five Series W Warrants.

6

On November 17, 2017, we entered into the Exchange pursuant to which 13 investors elected to exchange 154,837 shares of the Company’s Series A Preferred and 154,837 Series A Warrants for 232,259 shares of the Series A-1 Preferred and 154,837 Series A-1 Warrants.

We have described the material terms of the Series A-1 Warrants, the Series X-1 Redeemable Warrants (each of which are subject to redemption) and the Series W Warrants elsewhere in this prospectus. See the disclosures under the heading “Description of Securities” in this prospectus for more information.

In connection with the Offering, we entered into a registration rights agreement with the Investors (as amended, the “Registration Rights Agreement”), pursuant to which we became obligated to file this registration statement covering the resale of the shares of Common Stock, Series X-1 Redeemable Warrants and the Series W Warrants issuable pursuant to the terms of the securities issued in the Offering and the Exchange, including securities that may be issued in the future as dividends on the Series A-1 Preferred. The Company is obligated to use its commercially reasonable best efforts to cause this registration statement to be declared effective by the SEC as soon as practicable.

Under the Registration Rights Agreement, we have agreed to keep this registration statement effective at all times until the earlier of (i) the date as of which the Investors may sell all of the securities covered by such registration statement without volume or manner-of-sale limitations pursuant to Rule 144 (or any successor thereto) promulgated under the Securities Act or (ii) the date on which the Investors shall have sold all of the securities covered by such registration statement.

THE OFFERING

This prospectus relates to the resale from time to time by the Selling Securityholders identified in this prospectus of up to (i) 2,609,993 shares of Common Stock underlying the Series A-1 Preferred, the Series A-1 Warrants, the Series X-1 Redeemable Warrants and the Series W Warrants and up to (ii) (A) 1,119,348 Series X-1 Redeemable Warrants and (B) 1,399,185 Series W Warrants. To the extent the Selling Securityholders publicly transfer the Series X-1 Redeemable Warrants or the Series W Warrants, this prospectus also relates to the initial issuance by the Company to any such transferees of an aggregate of up to 1,399,185 shares of Common Stock upon any subsequent exercise of such warrants.

Common Stock outstanding as of December 18, 2017	14,551,234

Common Stock offered by the Selling Securityholders	2,609,993(1)

Common Stock offered by the Company	Between 1,119,348(2) and 1,399,185(3)

Common Stock to be outstanding after the offering	Between 16,881,390(4) and 17,161,227(5)

Series X-1 Redeemable Warrants offered by the Selling Securityholders	Up to 1,119,348(6)

The Series X-1 Redeemable Warrants (all of which are subject to redemption) are exercisable commencing on the first trading day following October 31, 2018, and ending on April 30, 2024. The Series X-1 Redeemable Warrant exercise price and number of shares of Common Stock issuable upon exercise of a Series X-1 Redeemable Warrant are subject to appropriate adjustment in the event of stock dividends, stock splits or similar events affecting the Common Stock.

7

Holders may exercise Series X-1 Redeemable Warrants by paying the exercise price in cash or, at any time after the six month anniversary of the Closing Date if there is no effective registration statement registering, or no current prospectus available for, the resale of the Series X-1 Redeemable Warrant shares by the holder, then the Series X-1 Redeemable Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise”.

At any time after April 30, 2019, the Company, may at its option, redeem all, but not less than all, of the outstanding Series X-1 Redeemable Warrants at a price of $0.01 per Series X-1 Redeemable Warrant if the volume weighted average price per share of the Common Stock has been at least $18.00 (as adjusted for stock splits, stock dividends, or similar events occurring after the Closing Date) for twenty trading days out of the thirty trading day period ending three business days prior to the notice of redemption in addition to other conditions set forth in each Series X-1 Redeemable Warrant.

Series W Warrants offered by the Selling Securityholders	Up to 1,399,185(7)

The Series W Warrants (all of which are subject to redemption) are currently exercisable through April 28, 2021. The Series W Warrant exercise price and number of shares of Common Stock issuable upon exercise of an Series W Warrant are subject to appropriate adjustment in the event of stock dividends, stock splits or similar events affecting the Common Stock.

No Series W Warrants will be exercisable for cash unless we have an effective and current registration statement covering the shares of Common Stock issuable upon exercise of the Series W Warrants and a current prospectus relating to such shares of Common Stock. If a registration statement covering the shares of Common Stock issuable upon exercise of the Series W Warrants is not effective when the Series W Warrants become exercisable, Series W Warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise Series W Warrants on a cashless basis in the same manner as if we called the Series W Warrants for redemption and required all holders to exercise their Series W Warrants on a “cashless basis.”

8

The Company, may at its option, redeem all, but not less than all, of the outstanding Series W Warrants at a price of $0.01 per Series W Warrant if the volume weighted average price per share of the Common Stock has been at least $10.00 (as adjusted for stock splits, stock dividends, or similar events occurring after the Closing Date) for twenty trading days out of the thirty trading day period ending three business days prior to the notice of redemption provided that the average daily trading volume in the stock is at least 20,000 shares per day, in addition to other conditions set forth in each Series W Warrant.

Trading Symbols	Our Common Stock and Series W Warrants are traded on the Nasdaq Capital Market under the symbols “PAVM” and “PAVMW,” respectively. We have no intention to apply to list the Series X-1 Redeemable Warrants on the Nasdaq Capital Market and such warrants will only trade on an over-the-counter market.

Use of proceeds	We will not receive any proceeds from the resale of Common Stock or the Series X-1 Redeemable Warrants or Series W Warrants by the Selling Securityholders. We will however, receive a maximum of (i) $6,716,088 from the Selling Securityholders assuming the Selling Securityholders exchange all of their Series A-1 Warrants for Series X-1 Redeemable Warrants and all such Series X-1 Redeemable Warrants are exercised on a cash basis or (ii) $6,995,925 from the Selling Securityholders assuming the Selling Securityholders exchange all of their Series A-1 Warrants for Series W Warrants and all such Series W Warrants are exercised on a cash basis. See the section titled “Use of Proceeds” for further information on our use of proceeds from this offering.

Risk Factors	Prospective investors should carefully consider “Risk Factors” beginning on page 10 before buying the shares of Common Stock or the Series X-1 Redeemable Warrants.

(1)	The aggregate amount of shares to be registered is based on (A) 150% of the sum of (i) the number of shares of Common Stock issuable upon the conversion of all shares of outstanding Series A-1 Preferred (issued pursuant to the Offering and the Exchange) to Common Stock and (ii) the shares issuable upon conversion of shares of Series A-1 Preferred issued as Series A-1 Dividends, plus (B) the maximum number of shares of Common Stock issuable upon (i) the exchange of each outstanding Series A-1 Warrant for four Series X-1 Redeemable Warrants and the subsequent exercise of all outstanding Series X-1 Redeemable Warrants held by the Selling Securityholders or (ii) the exchange of each outstanding Series A-1 Warrant for five Series W Warrants and the subsequent exercise of all outstanding Series W Warrants held by the Selling Securityholders.

(2)	The minimum aggregate amount of shares to be registered for initial issuance by the Company is based on the assumed exchange of each Series A-1 Warrant for four Series X-1 Redeemable Warrants. These shares are registered for initial issuance by the Company upon the exercise of the Series X-1 Redeemable Warrants solely to the extent the Selling Securityholders publicly transfer the Series X-1 Redeemable Warrants prior to such exercise.

9

(3)	The maximum aggregate amount of shares to be registered for initial issuance by the Company is based on the assumed exchange of each Series A-1 Warrant for five Series W Warrants. These shares are registered for initial issuance by the Company upon the exercise of the Series W Warrants solely to the extent the Selling Securityholders publicly transfer the Series W Warrants prior to such exercise.

(4)	The minimum Common Stock to be outstanding after the offering assumes that each Series A-1 Warrant has been exchanged for four Series X-1 Redeemable Warrants.

(5)	The maximum Common Stock to be outstanding after the offering assumes that each Series A-1 Warrant has been exchanged for five Series W Warrants.

(6)

The aggregate amount of Series X-1 Redeemable Warrants to be registered is based on the number of Series X-1 Redeemable Warrants issuable upon the assumed exchange of each outstanding Series A-1 Warrant for four Series X-1 Redeemable Warrants.

(7)

The aggregate amount of Series W Warrants to be registered is based on the number of Series W Warrants issuable upon the assumed exchange of each outstanding Series A-1 Warrant for five Series W Warrants.

RISK FACTORS

Any investment in our securities involves a high degree of risk. Potential investors are urged to read and consider the risks and uncertainties relating to an investment in our company set forth under “Risk Factors” in the prospectus supplement relating to a particular offering, together with all of the other information contained or incorporated by reference in the prospectus supplement or contained or incorporated by reference in this prospectus. Potential investors also should read and consider the risks and uncertainties discussed under the item “Risk Factors” in our annual report on Form 10-K and our quarterly reports on Form 10-Q, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business and results of operations. If any of these risks actually occur, our business, financial condition or results of operations could be seriously harmed. In that event, the market price for our Common Stock could decline and you may lose all or part of your investment.

Due to the speculative nature of the Series X-1 Redeemable Warrants and Series W Warrants, there is no guarantee that the Series X-1 Redeemable Warrants and Series W Warrants will ever be profitable for holders of Series X-1 Redeemable Warrants and Series W Warrants to exercise the Series X-1 Redeemable Warrants and Series W Warrants.

The Series X-1 Redeemable Warrants and Series W Warrants do not confer any rights of Common Stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of Common Stock at a fixed price for a limited period of time. Specifically, Series X-1 Redeemable Warrant holders may exercise their right to acquire the underlying Common Stock, at an exercise price of $6.00 per share, commencing on the first trading day following October 31, 2018 and ending on April 30, 2024, or earlier upon redemption. The Series W Warrants may exercise their Series W Warrants at an exercise price of $5.00. In certain circumstances, the Series X-1 Redeemable Warrants and Series W Warrants may be exercisable on a cashless basis. There can be no assurance that the market price of the Common Stock will ever equal or exceed the exercise price of the Series X-1 Redeemable Warrants and Series W Warrants, and, consequently, whether it will ever be profitable for holders of the Series X-1 Redeemable Warrants and Series W Warrants to exercise the Series X-1 Redeemable Warrants and Series W Warrants.

The Series X-1 Redeemable Warrants will not be traded on the NASDAQ Capital Market.

The Series X-1 Redeemable Warrants may be traded in the over-the-counter markets, such as the OTCQB market, which are inter-dealer markets that may provide significantly less liquidity than the Nasdaq Capital Market.

10

As a holder of the Series X-1 Redeemable Warrants or the Series W Warrants, you will not be entitled to any rights with respect to our Common Stock, but you will be subject to all changes made with respect to our Common Stock.

If you hold any of our Series X-1 Redeemable Warrants or Series W Warrants, you will not be entitled to any rights with respect to our Common Stock (including, without limitation, voting rights and rights to receive any dividends or other distributions, if any, on our Common Stock), but you will be subject to all changes affecting our Common Stock. You will have rights with respect to our Common Stock only when we deliver shares of Common Stock to you upon exercise of your Series X-1 Redeemable Warrants or Series W Warrants, as applicable. For example, if an amendment is proposed to our certificate of incorporation or bylaws requiring stockholder approval and the record date for determining the shareholders of record entitled to vote on the amendment occurs prior to the delivery of Common Stock, if any, to you, you will not be entitled to vote on the amendment with respect to the shares of Common Stock that are subject to such delivery, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our Common Stock.

We may amend the terms of the Series X-1 Redeemable Warrants with the approval by the holders of Series X-1 Redeemable Warrants representing at least two-thirds of the shares of Common Stock issuable upon exercise of such Series X-1 Redeemable Warrant.

Our Series X-1 Redeemable Warrants require the written consent of the Company and the holders of Series X-1 Redeemable Warrants representing at least two-thirds of the shares of Common Stock issuable upon exercise of such Series X-1 Redeemable Warrants in order to amend the terms of the Series X-1 Redeemable Warrants.

We may amend the terms of the Series W Warrants with the approval by the holders of Series W Warrants representing at least a majority of the then outstanding Warrants (including any Series W Warrants held by the Company’s officers and directors or their respective affiliates).

Our Series W Warrants require the written consent of the holders of the Series W Warrants representing at least a majority of the then outstanding Series W Warrants (including any warrants held by the Company’s officers and directors or their respective affiliates), provided, however, the Company may lower the warrant price or extend the duration of the exercise period of the Series W Warrants, without the consent of the registered holders.

We may redeem the Series X-1 Redeemable Warrants or the Series W Warrants at a time that is not beneficial to investors.

We may call the Series X-1 Redeemable Warrants or the Series W Warrants for redemption at any time after the redemption criteria described elsewhere in this prospectus have been satisfied. Redemption of the outstanding warrants could force holders of the warrants to exercise the warrants and pay the exercise price therefor at a time when it may be disadvantageous for them to do so, to sell the warrants at the then-current market price or be forced to accept a nominal redemption price.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus and in the documents incorporated by reference in this prospectus that are not purely historical are forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus and in the documents incorporated by reference in this prospectus may include, for example, statements about our:

11

●	limited operating history;

●	ability to generate revenue;

●	ability of our products to achieve regulatory approval and market acceptance;

●	success in retaining or recruiting, or changes required in, our officers, key employees or directors;

●	expectation that our existing capital resources will be sufficient to enable us to successfully meet the capital requirements for all of our current and future products;

●	potential ability to obtain additional financing when and if needed;

●	ability to sustain status as a going concern;

●	ability to protect our intellectual property rights;

●	ability to complete strategic acquisitions;

●	ability to manage growth and integrate acquired operations;

●	potential liquidity and trading of our securities;

●	regulatory or operational risks;

●	estimates regarding expenses, future revenue, capital requirements and needs for additional financing; or

●	expectations regarding the time during which we will be an Emerging Growth Company under the JOBS Act.

The forward-looking statements contained in this prospectus and in the documents incorporated by reference in this prospectus are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors incorporated by reference or described in “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

We will not receive proceeds from the sale of Common Stock under this prospectus. We will not receive any proceeds from the resale of Common Stock, the Series X-1 Redeemable Warrants or Series W Warrants by the Selling Securityholders. We will however, receive between (i) a maximum of $6,716,088 from the Selling Securityholders assuming the Selling Securityholders exchange all of their Series A-1 Warrants for Series X-1 Redeemable Warrants and all such Series X-1 Redeemable Warrants are exercised on a cash basis and (ii) a maximum of $6,995,925 from the Selling Securityholders assuming the Selling Securityholders exchange all of their Series A-1 Warrants for Series W Warrants and all such Series W Warrants are exercised on a cash basis. Any proceeds we receive will be used for working capital.

12

SELLING SECURITYHOLDERS

This prospectus covers the resale from time to time by the Selling Securityholders identified in the table below of:

●	Up to 1,210,808 shares of Common Stock underlying the Series A-1 Preferred held by the Selling Securityholders. Of these 1,210,808 shares:

o	807,204 of the shares are allocable to (i) the conversion of all outstanding shares of Series A-1 Preferred issued pursuant to the Offering, (ii) the conversion of all outstanding shares of Series A-1 Preferred issued pursuant to the Exchange and (iii) the shares issuable upon conversion of shares of Series A-1 Preferred issued as Series A-1 Dividends; and

o	403,604 of the shares are being registered to comply with the terms of the Registration Rights Agreement which require the Company to register 150% of (i) the number of shares of Common Stock issuable upon the conversion of all shares of outstanding shares of Series A-1 Preferred (issued pursuant to the Offering and the Exchange) and (ii) the number of shares issuable upon conversion of the shares of Series A-1 Preferred issued as Series A-1 Dividends.

●	Up to 1,399,185 shares of Common Stock underlying the Series A-1 Warrants and the Series X-1 Redeemable Warrants or Series W Warrants held by the Selling Securityholders. The Selling Securityholders may elect to exchange each outstanding Series A-1 Warrant for (i) four Series X-1 Redeemable Warrants or (ii) five Series W Warrants.

o	With respect to the exchange of each Series A-1 Warrant for four Series X-1 Redeemable Warrants, up to 1,119,348 shares of Common Stock underlying the Series A-1 Warrants and Series X-1 Redeemable Warrants held by the Selling Securityholders will be offered for resale by this prospectus. This represents the number of shares of Common Stock issuable upon the assumed exchange of each outstanding Series A-1 Warrant for four Series X-1 Redeemable Warrants and the subsequent exercise of all outstanding Series A-1 Warrants not exchanged and all Series X-1 Redeemable Warrants held by the Selling Securityholders.

o	With respect to the exchange of each Series A-1 Warrant for five Series W Warrants, up to 1,399,185 shares of Common Stock underlying the Series A-1 Warrants and Series W Warrants held by the Selling Securityholders will be offered for resale by this prospectus. This represents the number of shares of Common Stock issuable upon the assumed exchange of each outstanding Series A-1 Warrant for five Series W Warrants and the subsequent exercise of all outstanding Series A-1 Warrants not exchanged and all Series W Warrants held by the Selling Securityholders.

The Series X-1 Redeemable Warrants offered for resale by this prospectus include:

●	Up to 1,119,348 Series X-1 Redeemable Warrants. This represents the number of Series X-1 Redeemable Warrants issuable upon the assumed exchange of each outstanding Series A-1 Warrant for four Series X-1 Redeemable Warrants.

The Series W Warrants offered for resale by this prospectus include:

●	Up to 1,399,185 Series W Warrants. This represents the number of Series W Warrants issuable upon the assumed exchange of each outstanding Series A-1 Warrant for five Series W Warrants.

13

The shares offered for initial issuance by this prospectus include:

●	Up to 1,399,185 shares of Common Stock issuable upon either (i) the exercise of the Series X-1 Redeemable Warrants in which case, 1,119,348 shares of Common Stock would be issuable upon the assumed exchange of each outstanding Series A-1 Warrant for four Series X-1 Redeemable Warrants and the subsequent exercise of the Series X-1 Redeemable Warrants or (ii) the exercise of the Series W Warrants, in which case, 1,399,185 shares of Common Stock would be issuable upon the assumed exchange of each outstanding Series A-1 Warrant for five Series W Warrants and the subsequent exercise of the Series W Warrants. In both cases (i) all shares are being offered for initial issuance by the Company solely to the extent the Selling Securityholders publicly transfer either the Series X-1 Redeemable Warrants or the Series W Warrants (as applicable) prior to their exercise and (ii) the shares of Common Stock underlying the Series A-1 Warrants are not being offered for initial issuance by this prospectus.

For additional information regarding the issuance of the shares of Series A-1 Preferred, the Series A-1 Warrants, the Series X-1 Redeemable Warrants and the Series W Warrants, see the disclosures under “Prospectus Summary – The Offering” elsewhere in this prospectus.

We are registering the shares of Common Stock hereby pursuant to the terms of the Registration Rights Agreement among us and the Investors in order to permit the Selling Securityholders identified in the table below to offer the shares for resale from time to time. In accordance with the Registration Rights Agreement, this prospectus covers the resale of (i) 150% of the maximum number of shares of Common Stock issuable upon the conversion of all shares of outstanding Series A-1 Preferred (issued pursuant to the Offering and the Exchange) to Common Stock and (ii) the maximum shares of Common Stock issuable upon exercise of the Series X-1 Redeemable Warrants and the Series W Warrants held by the Selling Securityholders. Because the shares of Common Stock issuable upon the conversion of the Series A-1 Preferred and the exercise of our Series X-1 Redeemable Warrants and Series W Warrants are subject to adjustments under certain circumstances and our Series X-1 Redeemable Warrants and Series W Warrants permit, in certain circumstances, the “cashless” exercise thereof, the number of shares that will actually be issuable upon any exercise thereof may be more or less than the number of shares being offered by this prospectus. See the disclosures under “Description of Securities – Series A Preferred Stock”, “Description of Securities – Series X-1 Redeemable Warrants” and “Description of Securities – Series W Warrants” elsewhere in this prospectus.

14

This table is prepared solely based on information supplied to us by the listed Selling Securityholders and any Schedules 13D or 13G and other public documents filed with the SEC, and assumes the sale of all of the shares offered hereby. The Selling Securityholders may sell all, some or none of their shares in this offering. See the disclosure under the heading “Plan of Distribution” elsewhere in this prospectus. The Selling Securityholders identified in the table below may have sold, transferred or otherwise disposed of some or all of their shares since the date of this prospectus in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the Selling Securityholders may change from time to time and, if necessary and required, we will amend or supplement this prospectus accordingly.

	Number Beneficially Owned Prior to Offer			Number Offered Hereby			Number Beneficially Owned After Offering			Percentage Beneficially Owned After Offering (5)
Name of Selling Securityholder	Shares of Common Stock(1)(2)(14)	Series X-1 Redeem-able Warrants(3)	Series W Warrants(4)	Shares of Common Stock(1)(2)	Series X-1 Redeem-able Warrants(3)	Series W Warrants(4)	Shares of Common Stock	Series X-1 Redeem-able Warrants	Series W Warrants	Shares of Common Stock	Series X-1 Redeem-able Warrants	Series W Warrants

HJJD Associates, L.P.	41,448	50,000	62,500	41,448	50,000	62,500	-	-	-	0.00%	0.00%	0.00%
Trust U/W Carl M. Loeb FBO Jean L. Troubh	41,448	50,000	62,500	41,448	50,000	62,500	-	-	-	0.00%	0.00%	0.00%
Arthur L. Loeb	82,859	100,000	125,000	82,859	100,000	125,000	-	-	-	0.00%	0.00%	0.00%
Elisabeth Levin	103,557	125,000	156,250	103,557	125,000	156,250	-	-	-	0.00%	0.00%	0.00%
David Adams M.D. (6)	72,151	75,000	93,750	62,151	75,000	93,750	10,000	-	-	0.06%	0.00%	0.00%
Lincoln Park Capital Fund, LLC	82,859	100,000	125,000	82,859	100,000	125,000	-	-	-	0.00%	0.00%	0.00%
Mark A. Romney(7)	94,402	66,668	83,335	86,402	66,668	83,335	4,000	-	4,000	0.02%	0.00%	0.02%
C. Geoffrey Hampson(8)	24,944	16,668	20,835	21,444	16,668	20,835	500	-	3,000	0.00%	0.00%	0.02%
Bradley Foster, MD	85,638	66,668	83,335	85,638	66,668	83,335	-	-	-	0.00%	0.00%	0.00%
Daniel Engelman(9)	95,638	66,668	83,335	85,638	66,668	83,335	10,000	-	-	0.06%	0.00%	0.00%
William Schreier	12,882	10,000	12,500	12,882	10,000	12,500	-	-	-	0.00%	0.00%	0.00%
Edward S. Gutman(10)	26,662	16,000	20,000	20,589	16,000	20,000	6,073	-	-	0.04%	0.00%	0.00%
John Campeau, Jr.	128,423	100,000	125,000	128,423	100,000	125,000	-	-	-	0.00%	0.00%	0.00%
Stephen Sadove(11)	643,090	66,668	83,335	85,638	66,668	83,335	557,452	-	-	3.25%	0.00%	0.00%
Marc W. Gerdish (12)	646,990	66,668	83,335	85,638	66,668	83,335	561,302	-	50	3.27%	0.00%	0.00%
Stephen Greenberg	42,837	33,336	41,670	42,837	33,336	41,670	-	-	-	0.00%	0.00%	0.00%
Allen D. Hamdan(13)	46,891	33,336	41,670	42,837	33,336	41,670	349-	-	3,705	0.00%	0.00%	0.02%
David Richer	12,882	10,000	12,500	12,882	10,000	12,500	-	-	-	0.00%	0.00%	0.00%
Steven W. Boyce	85,638	66,668	83,335	85,638	66,668	83,335	-	-	-	0.00%	0.00%	0.00%

15

(1) The number of shares of Common Stock beneficially owned by each Selling Securityholder prior to the offering, and the number of shares of Common Stock offered hereby for each such Selling Securityholder, assume (x) the Series A-1 Warrants held by such Selling Securityholder have been exchanged for Series X-1 Redeemable Warrants or Series W Warrants and (y) such Series X-1 Redeemable Warrants and Series W Warrants have become exercisable. Accordingly, the number of shares of Common Stock beneficially owned by each Selling Securityholder prior to the offering, and the number of shares of Common Stock offered hereby for each such Selling Securityholder, include the number of shares of Common Stock issuable upon exercise of such Series X-1 Redeemable Warrants or Series W Warrants (but do not include the shares of Common Stock issuable upon exercise of the Series A-1 Warrants).

(2) The number of shares of Common Stock beneficially owned by each Selling Securityholder prior to this offering, and the number of shares of Common Stock offered hereby for each such Selling Securityholder, include (i) the number of shares of Common Stock issuable upon conversion of the Series A-1 Preferred beneficially owned by such Selling Securityholder, (ii) the estimated number of shares of Common Stock issuable upon conversion of the Series A-1 Dividends, and (iii) a number of shares of Common Stock equal to 50% of the sum of the amounts set forth in clauses (i) and (ii), as required by the Registration Rights Agreement.

(3) The number of Series X-1 Redeemable Warrants beneficially owned by each Selling Securityholder prior to the offering, and the number of Series X-1 Redeemable Warrants offered hereby for each such Selling Securityholder, assume the Series A-1 Warrants held by such Selling Securityholder have been exchanged exclusively for Series X-1 Redeemable Warrants. Accordingly, the number of Series X-1 Redeemable Warrants beneficially owned by each Selling Securityholder prior to the offering, and the number of Series X-1 Redeemable Warrants offered hereby for each such Selling Securityholder, include the number of Series X-1 Redeemable Warrants issuable upon such exchange.

(4) The number of Series W Warrants beneficially owned by each Selling Securityholder prior to the offering, and the number of Series W Warrants offered hereby for each such Selling Securityholder, assume the Series A-1 Warrants held by such Selling Securityholder have been exchanged exclusively for Series W Warrants. Accordingly, the number of Series W Warrants beneficially owned by each Selling Securityholder prior to the offering, and the number of Series W Warrants offered hereby for each such Selling Securityholder, include the number of Series W Warrants issuable upon such exchange.

(5) Percentage ownership after the offering is based on 17,161,227 shares of Common Stock outstanding, based on 14,551,234 outstanding as of December 18, 2017 and assuming (i) the Series A-1 Warrants have been exchanged in full for the Series W Warrants and such Series W Warrants have been subsequently exercised in full, and (ii) the Series A-1 Preferred, including the Series A-1 Dividends, have been converted in full, after accounting for the additional 50% required under the Registration Rights Agreement.

(6) Includes 10,000 shares of Common Stock held by Dr. Adams.

(7) Includes (i) 4,000 shares of Common Stock and (ii) 4,000 Series W Warrants held by Mr. Romney.

(8) Includes (i) 500 shares of Common Stock and (ii) 3,000 Series W Warrants held by Mr. Hampson.

(9) Includes 10,000 shares of Common Stock held by Dr. Engelman.

(10) Includes 6,073 shares of Common Stock held by Mr. Gutman.

(11) Includes 557,452 shares of Common Stock held by Mr. Sadove.

(12) Includes (i) 561,302 shares of Common Stock and (ii) 50 Series W Warrants held by Dr. Gerdish

(13) Includes (i) 349 shares of Common Stock and (ii) 3,705 Series W Warrants held by Mr. Hamdan.

(14) We intend to amend our Form S-1 deemed effective by the Commission on June 23, 2017 to the extent necessary to reflect the exchange of 154,837 shares Series A Preferred Stock and 154,837 Series A Warrants for 232,259 shares Series A-1 Preferred Stock and 154,837 Series A-1 Warrants.

16

PLAN OF DISTRIBUTION

We are registering the securities held by the Selling Securityholders covered by this prospectus to permit the resale of those securities from time to time after the date of this prospectus. To the extent the Selling Securityholders publicly transfer the Series X-1 Redeemable Warrants or the Series W Warrants, we are also registering the initial issuance by the Company to any such transferees of an aggregate of up to 1,399,185 shares of Common Stock upon any subsequent exercise of such warrants.

The Company will issue shares upon exercise of the Series X-1 Redeemable Warrants or the Series W Warrants in accordance with the terms of the Series X-1 Redeemable Warrants or the Series W Warrants, as applicable. A holder may exercise such warrants, in whole or in part, by submitting a duly executed notice of exercise, along with the original warrants. Holders may pay the exercise price in cash or, in the case of (i) the Series X-1 Redeemable Warrants, at any time after the six month anniversary of the Closing Date if there is no effective registration statement registering, or no current prospectus available for, the resale of the Series X-1 Redeemable Warrant shares by the holder, then the Series X-1 Redeemable Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” or (ii) the Series W Warrants, if a registration statement covering the shares of Common Stock issuable upon exercise of the Series W Warrants is not effective, Series W Warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise Series W Warrants on a cashless basis in the same manner as if we called the Series W Warrants for redemption and required all holders to exercise their Series W Warrants on a “cashless basis.”

The Selling Securityholders, which, as used herein, includes donees, pledgees, transferees or other successors-in-interest selling shares of Common Stock underlying warrants or interests in shares of Common Stock underlying such warrants received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their securities or interests in such securities on any stock exchange, market or trading facility on which the securities are traded or in private transactions. The shares of Common Stock and the Series W Warrants, and, after the quotation of the Series X-1 Redeemable Warrants on the OTC Bulletin Board, the OTCQX or the OTCQB, the Series X-1 Redeemable Warrants, may be offered by the Selling Securityholders at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. Prior to the quotation of the Series X-1 Redeemable Warrants on the OTC Bulletin Board, the OTCQX or the OTCQB, such warrants may be offered by the Selling Securityholders at a price between $2.00 and $3.00 per warrant.

The Selling Securityholders may use any one or more of the following methods when disposing of the securities or interests therein:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	in the over the counter market;

●	block trades in which the broker-dealer will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution or other future transaction exchange-related transaction in accordance with the rules of the applicable exchange or exchange-related transaction;

●	privately negotiated transactions;

●	short sales;

17

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the Selling Securityholders to sell a specified number of such securities at a stipulated price per security;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The Selling Securityholders may, from time to time, pledge or grant a security interest in some or all of the securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the pledged securities, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as Selling Securityholders under this prospectus. The Selling Securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus; provided, however, that prior to any such transfer the following information (or such other information as may be required by the federal securities laws from time to time) with respect to each such selling beneficial owner must be added to the prospectus by way of a prospectus supplement or post-effective amendment, as appropriate: (1) the name of the selling beneficial owner; (2) any material relationship the selling beneficial owner has had within the past three years with us or any of our predecessors or affiliates; (3) the amount of securities of the class owned by such security beneficial owner before the offering; (4) the amount to be offered for the security beneficial owner’s account; and (5) the amount and (if one percent or more) the percentage of the class to be owned by such security beneficial owner after the offering is complete.

In connection with the sale of our securities or interests therein, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Securityholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge securities to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Securityholders from the sale of the securities offered by them will be the purchase price of the securities less discounts or commissions, if any. Each of the Selling Securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of securities to be made directly or through agents. We will not receive any of the proceeds from the sale of securities offered by this prospectus. However, to the extent the warrants are exercised for cash, we will receive the cash exercise price paid by the holders.

The Selling Securityholders also may resell all or a portion of the securities in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The Selling Securityholders and any underwriters, broker-dealers or agents that participate in the sale of the securities or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the securities may be underwriting discounts and commissions under the Securities Act. Selling Securityholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

18

To the extent required, the securities to be sold, the names of the Selling Securityholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

The maximum amount of compensation to be received by any FINRA member or independent broker-dealer for the sale of any securities registered under this prospectus will not be greater than 8.0% of the gross proceeds from the sale of such securities.

In order to comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Securityholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

Pursuant to the terms of the Series A-1 Warrants, the Series X-1 Redeemable Warrants and the Series W Warrants, the shares of Common Stock to be issued upon exercise of such warrants will be distributed only to those warrant holders who surrender the warrants or the certificates representing the warrants and provide payment of the exercise price through their brokers to our warrant agent, Continental Stock Transfer & Trust Company.

DESCRIPTION OF SECURITIES

General

We are authorized to issue 50,000,000 shares of Common Stock, par value $0.001, and 20,000,000 shares of preferred stock, par value $0.001.

In addition, as of December 18, 2017, we had outstanding:

●	14,551,234 shares of our Common Stock.

●	249,667 shares of our Series A Convertible Preferred Stock, or the “Series A Preferred,” and 357,259 shares of our Series A-1 Convertible Preferred Stock, or the “Series A-1 Preferred.” The Series A Preferred and the Series A-1 Preferred are convertible into 301,416 shares and 357,259 shares of our Common Stock, respectively.

●	10,567,845 Series W Warrants, each entitling the holder to purchase one share of Common Stock at $5.00 per share and expiring on January 29, 2022.

●	268,001 Series A Warrants, each currently entitling the holder to purchase one share of Common Stock at an exercise price of $6.61 per share and expiring on April 30, 2024, and 279,837 Series A-1 Warrants, each entitling the holder to purchase one share of Common Stock at an initial exercise price of $6.67 per share and expiring on April 30, 2024. Each Series A Warrant is exchangeable through April 30, 2024 for four Series X Redeemable Warrants. Each Series A-1 Warrant is exchangeable through April 30, 2024 for four Series X-1 Redeemable Warrants or (ii) through April 28, 2021 for five Series W Warrants. Each Series X Redeemable Warrant is exercisable for one share of Common Stock at an exercise price of $6.00 per share. Each Series X-1 Redeemable Warrant is exercisable for one share of Common Stock at an exercise price of $6.00 per share. Each Series W Warrant is exercisable for one share of Common Stock at an exercise price of $5.00 per share.

19

●	1,473,640 Series S Warrants each entitling the holder to purchase one share of Common Stock at an exercise price of $0.01 per share expiring on June 30, 2032.

●	Unit purchase options, or “UPOs,” entitling the holders thereof to purchase 53,000 units, each consisting of one share of Common Stock and one Series W Warrant, at an exercise price of $5.50 per unit.

●	Stock options entitling the holders thereof to purchase 1,936,924 shares of Common Stock at a weighted average exercise price of $5.19 per share.

Common Stock

Holders of Common Stock are entitled to one vote per share on matters on which our stockholders vote. There are no cumulative voting rights. Subject to any preferential dividend rights of any outstanding shares of preferred stock, holders of Common Stock are entitled to receive dividends, if declared by our board of directors, out of funds that we may legally use to pay dividends. If we liquidate or dissolve, holders of Common Stock are entitled to share ratably in our assets once our debts and any liquidation preference owed to any then-outstanding preferred stockholders are paid. Our certificate of incorporation does not provide the Common Stock with any redemption, conversion or preemptive rights. All shares of Common Stock that are outstanding as of the date of this prospectus will be fully-paid and non-assessable.

Preferred Stock

Our certificate of incorporation authorizes the issuance of blank check preferred stock. Accordingly, our board of directors is empowered, without stockholder approval, to issue shares of preferred stock with dividend, liquidation, redemption, voting or other rights which could adversely affect the voting power or other rights of the holders of shares of our Common Stock. In addition, shares of preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. As of the date of this prospectus, we have authorized two series of preferred stock, the Series A Preferred and the Series A-1 Preferred.

The following outlines some of the general terms and provisions of the preferred stock that we may issue. A prospectus supplement will describe the particular terms of any preferred stock offered from time to time, and may supplement or change the terms outlined below. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, a form of the certificate of designations that sets forth the terms of the particular preferred stock we are offering. The summary of such terms contained in this prospectus and in the applicable prospectus supplement is qualified in its entirety by reference to such form of certificate of designations. We urge you to read the form of certificate of designations and the additional description of the terms of the preferred stock included in the prospectus supplement.

If we offer a series of preferred stock, we will describe the specific terms of that series in a prospectus supplement, including:

●	the title of the series of preferred stock and the number of shares offered;

●	the price at which the preferred stock will be issued;

●	the dividend rate, if any, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;

●	the voting rights of the preferred stock;

●	whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

●	whether the preferred stock is convertible into any other securities, and the terms and conditions of any such conversion;

●	the liquidation preference of the preferred stock; and

●	any additional rights, preferences and limitations of the preferred stock.

20

When the consideration for which the board of directors authorized the issuance of shares is received, the shares of preferred stock will be fully paid and nonassessable.

Series A Preferred Stock

On January 26, 2017, we filed a Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock, or the “Series A Certificate of Designation,” with the Delaware Secretary of State. The Series A Certificate of Designation fixes the rights, preferences, powers, restrictions and limitations of the Series A Preferred.

Each share of Series A Preferred shall be convertible, at any time and from time to time, at the option of the holder thereof, into that number of shares of Common Stock determined by dividing the Stated Value (as defined in the Series A Certificate of Designation) of such share of Series A Preferred (which is $6.00) by the conversion price. The conversion price (which was initially $6.00, and was subsequently adjusted to $4.97) shall be adjusted in the event we (i) pay a stock dividend or otherwise make a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any other Common Stock Equivalents (as defined in the Series A Certificate of Designation) (which, for avoidance of doubt, shall not include any shares of Common Stock issued by us upon conversion of, or payment of a dividend on, the Series A Preferred), (ii) subdivide outstanding shares of Common Stock into a larger number of shares, (iii) combine (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issue, in the event of a reclassification of shares of the Common Stock, any shares of our capital stock. In addition, the conversion price is subject to weighted average anti-dilution protection. This protection is intended to compensate the holders of the Series A Preferred Stock for the dilution they will sustain if we issue shares of Common Stock or Common Stock Equivalents, such as convertible securities or warrants, having a purchase price per share of Common Stock which is less than the conversion price in effect immediately prior to such issuance. Weighted average anti-dilution takes account of the number of shares of Common Stock being issued, or deemed to have been issued in the case of convertible securities, options and warrants, in relation to the then outstanding shares of Common Stock, and the price at which such shares are issued or deemed issued. The application of weighted average anti-dilution protection reduces the conversion price and increases the number of shares of Common Stock issuable upon conversion of the Series A Preferred.

The holders of Series A Preferred shall be entitled to receive, when, as and if declared by our board of directors cumulative dividends at the rate of 8% per annum of the Stated Value per share of Series A Preferred per annum. Such dividends shall accrue and cumulate whether or not we have earnings or surplus, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared by our board of directors. All accumulated and unpaid dividends shall compound quarterly at the rate of 8% of the Stated Value per annum. Through the Dividend Payment Date (as defined in the Series A Certificate of Designation) of April 1, 2021, the dividends shall be payable in-kind in additional shares of Series A Preferred, rounded up to the nearest whole share. For Dividend Payment Dates occurring after the April 1, 2021 Dividend Payment Date, such dividends shall be paid at our option in any combination of shares of Series A Preferred, cash or shares of Common Stock. If we determine to pay any dividends in shares of Common Stock, the number of shares of Common Stock payable shall be equal to the quotient of (i) the amount of the dividend per share of Series A Preferred to be paid in shares of Common Stock and (ii) the average of the volume weighted average price per share for the ten (10) consecutive Trading Days (as defined in the Series A Certificate of Designation) ending on the Trading Day that is immediately prior to the applicable Dividend Payment Date determined as of the Dividend Payment Date.

The holders of Series A Preferred shall have no voting rights. However, as long as any shares of Series A Preferred are outstanding, we shall not, without the affirmative vote of holders representing at least two-thirds of the then outstanding shares of the Series A Preferred, (i) alter or change adversely the powers, preferences or rights given to the Series A Preferred or alter or amend the Series A Certificate of Designation, (ii) amend our certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders, (iii) increase the number of authorized shares of Series A Preferred except as to pay dividends, (iv) create any class of equity security that would rank senior to the Series A Preferred as to dividends or rights in a Liquidation (as defined in the Series A Certificate of Designation), or (v) enter into any agreement with respect to any of the foregoing.

21

In the event of our voluntary or involuntary liquidation, dissolution or winding up or any Deemed Liquidation Event (as defined in the Series A Certificate of Designation), the holders of shares of Series A Preferred then outstanding shall be entitled to be paid out of our assets available for distribution to our stockholders before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) the Stated Value, plus any dividends accrued but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series A Preferred been converted into Common Stock in accordance with the Series A Certificate of Designation immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event.

Series A-1 Preferred Stock

On August 4, 2017, we filed a Certificate of Designation of Preferences, Rights and Limitations of Series A-1 Convertible Preferred Stock, or the “Series A-1 Certificate of Designation,” with the Delaware Secretary of State. The Series A-1 Certificate of Designation fixes the rights, preferences, powers, restrictions and limitations of the Series A-1 Preferred. The Series A-1 Preferred Stock has equal priority with the Series A Preferred Stock.

Each share of Series A-1 Preferred Stock shall be convertible, at any time and from time to time at the option of the holder thereof into that number of shares of Common Stock determined by dividing the Stated Value (as defined in the Series A-1 Certificate of Designation) of such share of Series A-1 Preferred (which is $4.00) by the conversion price. The conversion price is initially $4.00 and shall be adjusted in the event we (i) pay a stock dividend or otherwise make a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any other Common Stock Equivalents (as defined in the Series A-1 Certificate of Designation) (which, for avoidance of doubt, shall not include any shares of Common Stock issued by us upon conversion of, or payment of a dividend on, the Series A-1 Preferred Stock), (ii) subdivide outstanding shares of Common Stock into a larger number of shares, (iii) combine (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issue, in the event of a reclassification of shares of the Common Stock, any shares of our capital stock. Unlike the Series A Preferred Stock, the Series A-1 Preferred Stock has no weighted average anti-dilution protection.

The holders of Series A-1 Preferred shall be entitled to receive, when, as and if declared by our board of directors, cumulative dividends at the rate of 8% per annum of the Stated Value per share of Series A-1 Preferred per annum. Such dividends shall accrue and cumulate whether or not we have earnings or surplus, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared by our board of directors. All accumulated and unpaid dividends shall compound quarterly at the rate of 8% of the Stated Value per annum. Through the Dividend Payment Date (as defined in the Series A-1 Certificate of Designation) of April 1, 2021, the dividends shall be payable in-kind in additional shares of Series A-1 Preferred, rounded up to the nearest whole share. For Dividend Payment Dates occurring after the April 1, 2021 Dividend Payment Date, such dividends shall be paid at our option in any combination of shares of Series A-1 Preferred, cash or shares of Common Stock. If we determine to pay any dividends in shares of Common Stock, the number of shares of Common Stock payable shall be equal to the quotient of (i) the amount of the dividend per share of Series A-1 Preferred to be paid in shares of Common Stock and (ii) the average of the volume weighted average price per share for the ten consecutive Trading Days (as defined in the Series A-1 Certificate of Designation) ending on the Trading Day that is immediately prior to the applicable Dividend Payment Date determined as of the Dividend Payment Date.

The holders of Series A-1 Preferred shall have no voting rights. However, as long as any shares of Series A-1 Preferred are outstanding, we shall not, without the affirmative vote of holders representing at least two-thirds of the then outstanding shares of the Series A-1 Preferred, (i) alter or change adversely the powers, preferences or rights given to the Series A-1 Preferred or alter or amend the Series A-1 Certificate of Designation, (ii) amend our certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders, (iii) increase the number of authorized shares of Series A-1 Preferred except as to pay dividends, (iv) create any class of equity security that would rank senior to the Series A-1 Preferred as to dividends or rights in a Liquidation (as defined in the Series A-1 Certificate of Designation), or (v) enter into any agreement with respect to any of the foregoing.

In the event of our voluntary or involuntary liquidation, dissolution or winding up or any Deemed Liquidation Event (as defined in the Series A-1 Certificate of Designation), the holders of shares of Series A-1 Preferred then outstanding shall be entitled to be paid out of our assets available for distribution to our stockholders before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) the Stated Value, plus any dividends accrued but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series A-1 Preferred been converted into Common Stock in accordance with the Series A-1 Certificate of Designation immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event.

22

Series S Warrants

On June 30, 2017, we entered into a Note and Securities Purchase Agreement, or the “NSPA,” with Scopia Holdings, LLC, or “Scopia.” Effective July 3, 2017, we consummated the sale of securities pursuant to the NSPA, upon the issuance by us of a 15.0% senior secured promissory note with a principal amount of $5,000,000 to Scopia; the issuance by us of an aggregate of 2,660,000 Series S Warrants to purchase shares of our Common Stock to Scopia and its designees; and the delivery by Scopia to us of $4.8 million in cash, representing the principal amount of the secured promissory note net of Scopia’s lender costs. Each Series S Warrant is exercisable immediately for one share of Common Stock and will remain exercisable until June 30, 2032. The exercise price of $0.01 per share and number of shares of Common Stock issuable upon exercise of the Series S Warrants are subject to adjustment in the event of stock dividends, stock splits, pro rata distributions or similar events affecting the Common Stock. The Series S Warrants may also be exercised, in whole or in part, on a cashless basis. Any Series S Warrants outstanding on the expiration date of the warrants shall be automatically exercised via cashless exercise.

Series A Warrants

Each Series A Warrant is exercisable immediately for one share of Common Stock and will remain exercisable until April 30, 2024. The exercise price (which was initially $8.00 per share, and was subsequently adjusted to $6.61 per share) of the Series A Warrants is subject to weighted average anti-dilution protection which could cause the exercise price to decrease upon any issuances of shares of Common Stock or Common Stock equivalents at less than the current exercise price. No such reduction, however, shall cause the number of shares issuable upon exercise of a Series A Warrant to increase. Holders may exercise Series A Warrants by paying the exercise price in cash or, if at any time after February 4, 2017, there is no effective registration statement registering, or no current prospectus available for, the resale of the shares of Common Stock underlying the Series A Warrants, then each Series A Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise”. In addition, each Series A Warrant can be exchanged through April 30, 2024 for four Series X Redeemable Warrants.

Series A-1 Warrants

Each Series A-1 Warrant is exercisable immediately for one share of Common Stock and will remain exercisable until April 30, 2024. The exercise price (which is $6.67) and number of shares of Common Stock issuable upon exercise of the Series A-1 Warrants are subject to adjustment in the event of stock dividends, stock splits or similar events affecting the Common Stock. Holders may exercise Series A-1 Warrants by paying the exercise price in cash or, if at any time there is no effective Registration Statement registering, or no current prospectus available for, the resale of the shares of Common Stock underlying the Series A-1 Warrants, then each Series A-1 Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise”. In addition, each Series A-1 Warrant can be exchanged for (i) five Series W Warrants through April 28, 2021 or (ii) four Series X-1 Redeemable Warrants through April 30, 2024.

Series X Redeemable Warrants

Each Series X Redeemable Warrant will be exercisable for one share of Common Stock at an exercise price of $6.00 per share, subject to adjustment, commencing at 9:00 a.m., New York City time, on the first trading day following October 31, 2018 and ending at 5:00 p.m., New York City time, on April 30, 2024, or earlier upon redemption. The Series X Redeemable Warrants have no anti-dilution protection.

Holders may exercise Series X Redeemable Warrants by paying the exercise price in cash or, if at any time after July 26, 2017, there is no effective registration statement registering, or no current prospectus available for, the issuance or resale of the shares of Common Stock underlying the Series X Redeemable Warrants, then each Series X Redeemable Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise”. At any time after April 30, 2019, we may at our option, redeem all, but not less than all, of the outstanding Series X Redeemable Warrants at a price of $0.01 per Series X Redeemable Warrant if the volume weighted average price per share of the Common Stock has been at least $18.00 (as adjusted for stock splits, stock dividends, or similar events) for twenty trading days out of the thirty trading day period ending three business days prior to the notice of redemption in addition to certain other conditions.

Each Series X Redeemable Warrant outstanding as of April 30, 2024 will be automatically exercised as a cashless exercise unless the exercise price of the Series X Redeemable Warrant (subject to adjustment as set forth in this prospectus) is greater than the volume weighted average price per share of Common Stock as of April 30, 2024.

We provide certain rights to a holder if we fail to deliver the shares of Common Stock underlying the Series X Redeemable Warrants by the third trading day after the date on which the holder of such warrant delivers a notice of exercise and the original warrant to us. If we fail to meet this deadline, then we must pay the holder for each trading day that elapses until the shares are delivered or until the holder rescinds the exercise of the Series X Redeemable Warrant a cash penalty between $10 and $20 for each $1,000 of shares subject to such exercise. Additionally, if we fail to deliver the shares to a holder by the prescribed date and the holder is required by its brokerage firm to purchase, or the holder’s brokerage firm purchases, shares of Common Stock to satisfy a prior sale of the shares by the holder, then we will (i) pay the amount lost by having to cover the sale and (ii) at the holder’s option (x) reissue the Series X Redeemable Warrant in an amount equal to the number of shares exercised by the holder thereby rescinding the prior exercise or (y) deliver shares of Common Stock to the holder that would have been issued if we had timely delivered the shares of Common Stock to the holder by the prescribed delivery date.

23

In the event of a stock dividend or stock split, the number of shares of Common Stock issuable on exercise of the Series X Redeemable Warrants will be adjusted, but the aggregate exercise price will remain unchanged.

If we declare or make a dividend or other distribution of its assets to holders of shares of Common Stock after a Series X Redeemable Warrant is issued, then the holder of a Series X Redeemable Warrant will be entitled to participate in such dividend or distribution as if they actually held the number of shares of Common Stock they would be entitled to if they had exercised their Series X Redeemable Warrant.

If we, directly or indirectly, in one or more related transactions enters into a Fundamental Transaction (as defined in the warrant agreement governing the Series X Redeemable Warrants), then upon the subsequent exercise of a Series X Redeemable Warrant, the holder (at its option) will be entitled to receive, for each share that would have been issuable upon the holder’s exercise of such warrant immediately prior to the Fundamental Transaction, the number of shares of Common Stock of the successor or surviving company or of us (if we survive the Fundamental Transaction) and any additional consideration receivable in connection with the Fundamental Transaction by a holder of the number of shares of Common Stock for which the Series X Redeemable Warrant is exercisable immediately prior to the Fundamental Transaction.

The Series X Redeemable Warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement will require the written consent of us and the holders of Series X Redeemable Warrants representing at least two-thirds of the shares of Common Stock issuable upon exercise of such Series X Redeemable Warrants in order to amend the terms of the Series X Redeemable Warrants. Under the terms of the warrant agreement, we will agree to use our commercially reasonable best efforts to meet these conditions and to maintain a current prospectus relating to the shares of Common Stock issuable upon exercise of the Series X Redeemable Warrants until the expiration of the Series X Redeemable Warrants.

Series X-1 Redeemable Warrants

Each Series X-1 Redeemable Warrant will be exercisable for one share of Common Stock at an exercise price of $6.00 per share, subject to adjustment, commencing at 9:00 a.m., New York City time, on the first trading day following October 31, 2018 and ending at 5:00 p.m., New York City time, on April 30, 2024, or earlier upon redemption. The Series X-1 Redeemable Warrants have no anti-dilution protection.

Holders may exercise Series X-1 Redeemable Warrants by paying the exercise price in cash or, if at any time after July 26, 2017, there is no effective registration statement registering, or no current prospectus available for, the issuance or resale of the shares of Common Stock underlying the Series X-1 Redeemable Warrants, then each Series X-1 Redeemable Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise”. At any time after April 30, 2019, we may at our option, redeem all, but not less than all, of the outstanding Series X-1 Redeemable Warrants at a price of $0.01 per Series X-1 Redeemable Warrant if the volume weighted average price per share of the Common Stock has been at least $18.00 (as adjusted for stock splits, stock dividends, or similar events) for twenty trading days out of the thirty trading day period ending three business days prior to the notice of redemption in addition to certain other conditions.

Each Series X-1 Redeemable Warrant outstanding as of April 30, 2024 will be automatically exercised as a cashless exercise unless the exercise price of the Series X-1 Redeemable Warrant (subject to adjustment as set forth in this prospectus) is greater than the volume weighted average price per share of Common Stock as of April 30, 2024.

24

In the event of a stock dividend or stock split, the number of shares of Common Stock issuable on exercise of the Series X-1 Redeemable Warrants will be adjusted, but the aggregate exercise price will remain unchanged.

If we declare or make a dividend or other distribution of its assets to holders of shares of Common Stock after a Series X-1 Redeemable Warrant is issued, then the holder of a Series X-1 Redeemable Warrant will be entitled to participate in such dividend or distribution as if they actually held the number of shares of Common Stock they would be entitled to if they had exercised their Series X-1 Redeemable Warrant.

If we, directly or indirectly, in one or more related transactions enters into a Fundamental Transaction (as defined in the warrant agreement governing the Series X-1 Redeemable Warrants), then upon the subsequent exercise of a Series X-1 Redeemable Warrant, the holder (at its option) will be entitled to receive, for each share that would have been issuable upon the holder’s exercise of such warrant immediately prior to the Fundamental Transaction, the number of shares of Common Stock of the successor or surviving company or of us (if we survive the Fundamental Transaction) and any additional consideration receivable in connection with the Fundamental Transaction by a holder of the number of shares of Common Stock for which the Series X-1 Redeemable Warrant is exercisable immediately prior to the Fundamental Transaction.

Series W Warrants

The Series W Warrants have an exercise price of $5.00 per share, with such exercise price not subject to further adjustment, except in the event of stock dividends, stock splits or similar events affecting the common stock, and became exercisable on October 28, 2016 and expire on January 29, 2022 or earlier upon redemption by the Company, as discussed below.

A total of 1,060,000 Series W Warrants were issued in the Company’s IPO, and the remaining 9,560,295 unexercised warrants which were previously issued in several private placements prior to the Company’s IPO outstanding on the April 28, 2016 date of the Company’s IPO were automatically converted into identical Series W Warrants issued in the Company’s IPO, and are therefore aggregated with the 1,060,000 Series W Warrants issued in the IPO, and together are collectively referred to as Series W Warrants. As of the date hereof, 10,567,845 Series W Warrants were issued and outstanding, after the exercise to-date of 52,450 Series W Warrants, which resulted in the issue of 33,061 shares of Common Stock of the Company, as discussed below.

In November and December 2016, 40,000 and 200 Series W Warrants were exercised on a cashless basis, resulting in the issuance of 20,732 and 79 shares of Common Stock, respectively. In March 2017 and September 2017, 400 and 11,850 Series W Warrants were exercised for cash proceeds of $2,000 and $59,250, respectively, resulting in the issuances of a corresponding number of shares of Common Stock of the Company.

As discussed herein, a Series A-1 Warrant, at the election of the holder, may be exchanged for five Series W Warrants or four Series X-1 Redeemable Warrants. To-date, no Series A-1 Warrants had been exchanged for Series W Warrants nor Series X-1 Redeemable Warrants.

Commencing April 28, 2017, the Company may redeem the outstanding Series W Warrants (other than those outstanding prior to the IPO held by the Company’s management, founders, and members thereof, but including the warrants held by the initial investors), at the Company’s option, in whole or in part, at a price of $0.01 per warrant: at any time while the warrants are exercisable; upon a minimum of 30 days’ prior written notice of redemption; if, and only if, the volume weighted average price of the Company’s common stock equals or exceeds $10.00 (subject-to adjustment) for any 20 consecutive trading days ending three business days before the Company issues its notice of redemption, and provided the average daily trading volume in the stock is at least 20,000 shares per day; and, if, and only if, there is a current registration statement in effect with respect to the shares of Common Stock underlying such warrants. The right to exercise will be forfeited unless the IPO Warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of an IPO Warrant will have no further rights except to receive the redemption price for such holder’s IPO Warrant upon surrender of such warrant.

Under the terms of the warrant agreement governing the Series W Warrants, the Company has agreed to use its commercially reasonable best efforts to have an effective and current registration statement covering the shares underlying the Series W Warrants in place once such warrants become exercisable, and to use its best efforts to cause the same to continue to be effective until the expiration of such warrants in accordance with the terms of the Series W Warrant agreement. In this regard, (i) of the shares underlying the 1,060,000 Series W Warrants issued in the Company’s IPO, 1,020,000 were registered pursuant to a registration statement on Form S-1 (File No. 333-214288), declared effective February 3, 2017, (the “February 2017 Form S-1”); and, (ii) of the shares underlying the 9,560,295 Series W Warrants issued in private placements prior to the Company’s IPO, (a) 1,062,031 shares were registered pursuant to such February 2017 Form S-1, and, (b) 136,932 shares are being registered as part of a preliminary registration statement on Form S-3 (File No. 333-221406), which is currently under SEC review. The shares underlying the remaining unexercised Series W Warrants issued prior to our IPO have not been registered as of the date hereof. Each of the aforementioned respective registration statements are discussed below.

The Company filed a registration statement on Form S-1 (File No. 333-214288), declared effective February 3, 2017, (the “February 2017 Form S-1”) to register the issuance of 1,020,000 shares of the Company’s Common Stock upon the exercise of 1,020,000 Series W Warrants, with such amount being the remaining unexercised Series W Warrants issued in the IPO as of the effective date of the February 2017 Form S-1; plus the registration additionally of (i) the issuance of 1,062,031 shares of the Company’s Common Stock upon the exercise of 1,062,031 of the unexercised Series W Warrants which were issued prior to the IPO, but only in the event such warrants are publicly transferred pursuant to Rule 144 prior to exercise, or (ii) the resale of such shares of Common Stock, but only in the event such warrants are exercised prior to being publicly transferred pursuant to Rule 144.

25

The Company filed a preliminary registration statement on Form S-3 (File No. 333-221406), which is currently under SEC review, to register an aggregate of 2,796,652 shares of Common Stock of the Company that may be offered for resale, including: (i) with respect to the Series S Warrants discussed above: (a) 1,473,640 shares issuable upon the future exercise of Series S Warrants, and (b) 1,186,080 shares issued upon the previous exercise of Series S Warrants, including 1,064,000 exercised for cash and 122,360 exercised on a cashless basis; and (ii) the issuance of 136,932 shares of Common Stock of the Company upon the exercise of a corresponding number of unexercised Series W Warrants which were issued prior to the Company’s IPO, but only in the event such warrants are publicly transferred pursuant to Rule 144 prior to exercise, or the resale of such shares of Common Stock, but only in the event such warrants are exercised prior to being publicly transferred pursuant to Rule 144.

Unit Purchase Options

On April 28, 2016, the Company issued to the selling agents in the Company’s IPO a total of 53,000 unit purchase options (“UPO”), with such unit purchase options enabling the holder to purchase a unit at an exercise price of $5.50 per unit, with each such unit being identical to the unit issued in the Company’s IPO, and thus comprised of one share of Common Stock of the Company and one Series W Warrant to purchase a share of Common Stock of the Company at an exercise price of $5.00 per share, as discussed above. As of the date hereof, there have been no exercises of a UPO.

Dividends

We have not paid any cash dividends on our shares of Common Stock to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition and will be within the discretion of our board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board of directors does not anticipate declaring any dividends in the foreseeable future.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is, and if our application to list the Series X Redeemable Warrants on the Nadsaq Capital Market or on the OTCQB Market is granted, the transfer agent and registrar for the Series X Redeemable Warrants will be Continental Stock Transfer & Trust Company.

Listing of our Securities

Our Common Stock and Series W Warrants are traded on the Nasdaq Capital Market under the symbols “PAVM” and “PAVMW,” respectively. The Company may choose to list the Series X Redeemable Warrants on the OTCQB Market.

LEGAL MATTERS

Certain legal matters relating to the validity of the securities offered hereby will be passed upon for us by Greenberg Traurig, LLP, McLean, Virginia.

EXPERTS

The consolidated financial statements of PAVmed Inc. and Subsidiary as of and for the years ended December 31, 2016 and 2015, which are incorporated in this prospectus by reference to the Annual Report on Form 10-K, as amended, for the year ended December 31, 2016 have been so incorporated in reliance on the report of Citrin Cooperman & Company, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

26

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering.

We also file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. Our SEC filings are also available at http://ir.pavmed.com/sec-filings.

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Any information that we file with the SEC after the date of the initial registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement will automatically update and supersede the information contained in this prospectus. This prospectus incorporates by reference our documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until all of the securities are sold:

●	our annual report on Form 10-K for the fiscal year ended December 31, 2016 filed with the SEC on February 16, 2017 as amended by Amendment No. 1 to our annual report on Form 10-K/A filed on April 10, 2017;

●	our quarterly reports on Form 10-Q for the fiscal quarter ended March 31, 2017 filed with the SEC on May 22, 2017, for the fiscal quarter ended June 30, 2017 filed with the SEC on August 11, 2017, and for the fiscal quarter ended September 30, 2017 filed with the SEC on November 14, 2017;

●	our definitive proxy statement on Schedule 14A filed with the SEC on August 30, 2017; and

●	our current reports on Form 8-K filed with the SEC on February 1, 2017, February 23, 2017, March 13, 2017, March 22, 2017 , April 4, 2017, April 11, 2017, May 25, 2017, July 6, 2017, August 8, 2017, October 2, 2017, October 3, 2017, October 6, 2017, October 10, 2017 and December 29, 2017.

Notwithstanding the foregoing, we are not incorporating any document or portion thereof or information deemed to have been furnished and not filed in accordance with SEC rules.

27

PAVmed Inc.

2,609,993 Shares of Common Stock (for Resale)

1,119,348 Series X-1 Redeemable Warrants (for Resale)

1,399,185 Series W Warrants (for Resale)

1,399,185 Shares of Common Stock (for Issuance)

____________, 2018

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

28

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement will be as follows:

SEC registration fee	$1,954.40
Legal fees and expenses	$25,000.00
Accounting fees and expenses	$10,000.00
Printing and engraving expenses	$2,500.00
Miscellaneous	$3,500.00
Total	$42,954.40

29

Item 14. Indemnification of Directors and Officers.

PAVmed’s certificate of incorporation and by-laws provide that all directors and officers shall be entitled to be indemnified by such company to the fullest extent permitted by law. The certificate of incorporation provides that PAVmed may indemnify to the fullest extent permitted by law all employees. PAVmed’s by-laws provide that, if authorized by the Board of Directors, it may indemnify any other person whom it has the power to indemnify under section 145 of the Delaware General Company Law. Section 145 of the Delaware General Company Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

30

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Paragraph B of Article Eight of PAVmed’s certificate of incorporation provides:

“The Company, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized hereby.”

31

Item 15. Recent Sales of Unregistered Securities.

Set forth below is information regarding shares of capital stock issued by us during the last three years. Also included is the consideration received by us for such shares and information relating to the section of the Securities Act, or rule of the Securities and Exchange Commission, under which exemption from registration was claimed. The information set forth below with respect to our Common Stock gives effect to a 2.7872582-for-1 stock split effected in the form of a stock dividend on September 21, 2015.

During August 2015, we issued 97,554 warrants in exchange for services.

During September 2015, we issued an aggregate of 1,393,629 shares of Common Stock from the exercise of warrants receiving $1.25 million of proceeds.

In September 2015, we effectuated a forward stock split of 2.7872582-for-1 by way of a stock dividend of 1.7872582 shares for each outstanding share, resulting in there being 12,250,000 shares of Common Stock outstanding.

All of the securities described above were issued pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder, as fewer than 35 investors were non-accredited investors. No underwriting discounts or commissions were paid with respect to such sales.

In November 2016, 40,000 Series W Warrants were exercised on a cashless basis, resulting in the issuance of 20,732 shares of Common Stock.

The shares issued upon exercise of the Series W Warrants were issued pursuant to the exemption from registration contained in Section 3(a)(9) of the Securities Act, as the Series W Warrants were exchanged for shares exclusively, and no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

In January 2017, we issued an aggregate of 251,334 Preferred Stock Units, in a private placement, each consisting of one share of Series A Preferred and one Series A Warrant that is exercisable for one share of Common Stock or exchangeable for four Series X Redeemable Warrants, for $1,508,004 in cash, or a purchase price of $6.00 per Private Placement Unit, to 13 investors.

In March 2017, we issued an aggregate of 171,504 Preferred Stock Units, in a private placement, each consisting of one share of Series A Preferred and one Series A Warrant that is exercisable for one share of Common Stock or exchangeable for four Series X Redeemable Warrants, for $1,029,024 in cash, or a purchase price of $6.00 per Private Placement Unit, to 15 investors.

On November 17, 2017, we entered into an offer to exchange with 13 investors to exchange 154,837 shares of the Company’s Series A Preferred for 232,259 shares of the Series A-1 Preferred and 154,837 Series A Warrants for 154,837 Series A-1 Warrants.

Stock Option Grants:

On April 28, 2016, the Company granted to certain of its officers, directors and members of its medical advisory board, stock options to purchase an aggregate of 1,588,313 shares of Common Stock at an exercise price of $5.00 per share for an aggregate purchase price of $7,941,565.

On November 7, 2016, the Company granted stock options to a member of its medical advisory board to purchase an aggregate of 25,000 shares of Common Stock at an exercise price of $10.50 per share for an aggregate purchase price of $262,500.

On November 28, 2016, the Company granted stock options to a consultant to purchase an aggregate of 20,000 shares of Common Stock at an exercise price of $9.50 per share for an aggregate purchase price of $190,000.

On March 20, 2017, the Company granted to an officer stock options outside the Company’s 2014 Long-Term Equity Incentive Plan, to purchase 250,000 shares of Common Stock at an exercise price of $5.95 per share for an aggregate purchase price of $ 1,487,500.

In March 2017, the Company granted 25,000 stock options to a new member of the Company’s medical advisory board, with a ten year contractual term from date of grant, an exercise price of $5.01 per share, and vesting ratably on a quarterly basis commencing June 30, 2017 and ending March 31, 2020.

In July 2017, the Company granted 50,000 stock options to the Company’s Corporate Controller, with a ten year contractual term from date of grant, an exercise price of $4.50 per share, and vesting ratably on a quarterly basis commencing September 30, 2017 and ending June 30, 2020.

In August 2017, the Company granted 40,000 stock options to a new member of the Board of Directors, with a ten year contractual term from date of grant, an exercise price of $2.98 per share, and vesting ratably on a quarterly basis commencing September 30, 2017 and ending June 30, 2020.

In October 2017, the Company granted 15,000 stock options to a consultant, with a ten year contractual term from date of grant, and exercise price of $5.11 per share, and vesting ratably on an annual basis over a three year period commencing October 2018.

The stock options and Common Stock issuable upon the exercise of such stock options as described above were issued pursuant to written compensatory plans or arrangements with our officers, directors, medical advisory board members, and consultants, in reliance on the exemption set forth in Section 4(a)(2) under the Securities Act.

32

Item 16. Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

3.1	Certificate of Incorporation(1)

3.2	Certificate of Amendment to Certificate of Incorporation (1)

3.3	Form of Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (2)

3.4	Form of Certificate of Designation of Preferences, Rights and Limitations of Series A-1 Convertible Preferred Stock (6)

3.5	Bylaws (1)

4.1	Specimen Common Stock Certificate (1)

4.2	Specimen Warrant Certificate (1)

4.3	Form of Series A Warrant (2)

4.4	Form of Series X Redeemable Warrant (2)

4.5	Warrant Agreement, dated April 28, 2016, between Continental Stock Transfer & Trust Company and PAVmed (3)

4.6	2014 Long-Term Equity Incentive Plan (1)

4.7	Form of Unit Purchase Option (1)

4.8	Form of Warrant Agreement for the Series X Redeemable Warrants between Continental Stock Transfer & Trust Company and PAVmed (9)

4.9	Form of Series A-1 Warrant (6)

4.10	Form of Series X-1 Redeemable Warrant

5.1	Opinion of Greenberg Traurig, LLP

10.1	Patent Option Agreement (1)

10.2.1	Employment Agreement between PAVmed and Dr. Aklog (1)

10.2.2	Amendment to Employment Agreement between PAVmed and Dr. Aklog (1)

10.2.3	Second Amendment to Employment Agreement between PAVmed and Dr. Aklog (1)

10.2.4	Third Amendment to Employment Agreement between PAVmed and Dr. Aklog (7)

10.3.1	Form of Subscription Agreement (July 2014) (1)

10.3.2	Form of Subscription Agreement (November 2014) (1)

10.4.1	Form of Letter Agreement with HCFP Capital Partners III LLC (1)

10.4.2	Form of Letter Agreement with Pavilion Venture Partners LLC (1)

10.5.1	Letter agreement regarding corporate opportunities executed by Dr. Lishan Aklog (1)

10.5.2	Letter agreement regarding corporate opportunities executed by Michael Glennon (1)

10.5.3	Letter agreement regarding corporate opportunities executed by Dr. Brian deGuzman (1)

10.6	Management services agreement between PAVmed and HCP/Advisors LLC (1)

10.7	Employment Agreement between PAVmed and Richard Fitzgerald (1)

10.8	Employment Agreement between PAVmed and Dr. Brian deGuzman (4)

10.9.1	Consulting Agreement between PAVmed and Michael Glennon (5)

10.9.2	Amendment to Consulting Agreement between PAVmed and Michael Glennon (7)

10.10	Securities Purchase Agreement (2)

33

10.11	Registration Rights Agreement (2)

10.12	Separation Agreement between PAVmed and Richard Fitzgerald (8)

10.13	Employment Agreement between PAVmed and Dennis M. McGrath (8)

10.14	Securities Purchase Agreement (6)

10.15	Registration Rights Agreement (6)

10.16	Amendment Agreement

23.1	Consent of Citrin Cooperman & Company, LLP

23.2	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1)

24	Power of Attorney (included as the signature page hereto)

(1)	Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (SEC File No. 333-203569).

(2)	Incorporated by reference to Registrant’s Current Report on Form 8-K filed on February 1, 2017.

(3)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on May 3, 2016.

(4)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on July 19, 2016.

(5)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on October 14, 2016.

(6)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on August 3, 2017.

(7)	Incorporated by reference to the Registrant’s Annual Report on Form 10-K filed on February 16, 2017.

(8)	Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q filed on May 22, 2017.

(9)	Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (SEC File No. 333-216963).

34

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i), (ii), and (iii) do not apply if the registration statement is on Form S-1, Form S-3, Form SF-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or, as to a registration statement on Form S-3, Form SF-3 or Form F-3, is contained in a form of prospectus filed pursuant to 424(b) of this chapter that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That for the purpose of determining any liability under the Securities Act of 1933 in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

35

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

36

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 4th day of January, 2018 .

PAVMED INC.

By:	/s/ Lishan Aklog, M.D.
Lishan Aklog, M.D.
Chairman and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lishan Aklog, M.D. and Dennis M. McGrath, and each of them, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement, any and all amendments thereto (including post-effective amendments), any subsequent Registration Statements pursuant to Rule 462 of the Securities Act of 1933, and any amendments thereto and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Lishan Aklog, M.D.	Chief Executive Officer and Chairman of the Board	January 4, 2018
Lishan Aklog, M.D.	(Principal Executive Officer)

/s/ Dennis M. McGrath	Chief Financial Officer (Principal Accounting	January 4, 2018
Dennis M. McGrath	and Financial Officer) and Secretary

*	Vice Chairman and Director	January 4, 2018
Michael Glennon

*	Director	January 4, 2018
James L. Cox, M.D.

Director
Ira Scott Greenspan

Director
Joshua R. Lamstein

*	Director	January 4, 2018
Ronald M. Sparks

*	Director	January 4, 2018
David Weild IV

*	Director	January 4, 2018
David S. Battleman, M.D.

*By:	/s/ Dennis M. McGrath
Dennis M. McGrath, as attorney-in-fact

37